As filed with the Securities and Exchange Commission on May 19,
1995

                                 FORM S-8

          Registration Statement under the Securities Act of 1933


                       ALEXANDER ENERGY CORPORATION
          (Exact name of registrant as specified in its charter)

             Oklahoma                              73-1088777
  (State or other jurisdiction                 (I.R.S. Employer
of incorporation or organization)             Identification No.)

     701 Cedar lake Boulevard
      Oklahoma City, Oklahoma                            73114
(Address of Principal Executive Office)                (Zip Code)


          ALEXANDER ENERGY CORPORATION POST-MERGER STOCK OPTION PLAN ALEXANDER ENERGY CORPORATION 1993 RESTRICTED STOCK AWARD PLAN
                         (Full title of the plans)

                                                     Copies to:
      Mr. Bob Alexander                          Jerry A. Warren, Esq.
         President                                   McAfee & Taft
 Alexander Energy Corporation                  A Professional Corporation
   701 Cedar Lake Boulevard                            Tenth Floor
Oklahoma City, Oklahoma 73114                     Two Leadership Square
(Name and address of agent                    Oklahoma City, Oklahoma 73102
    for service)

                               405/478-8686
       (Telephone number, including area code, of agent for service)


                Calculation of Registration Fee
----------------------------------------------------------------
                                Proposed     Proposed
Title of                        maximum       maximum    Amount
securities          Amount      offering     aggregate     of
to be               to be        price        offering  registra-
registered        registered    per unit       price     tion fee
-----------------------------------------------------------------
Post-Merger Stock Option Plan

Common Stock,       81,000       $2.00*      $162,500*     $56.03*
$.03 par value

Common Stock,       81,000       $3.09*      $250,000*     $86.21*
$.03 par value

1993 Restricted Stock Award Plan

Common Stock,       500,000      $4.125**    $2,062,500**  $711.21**
$.03 par value

-----------------------------------------------------------------

* Calculated pursuant to Rule 457(h), based on the price at which the options may be exercised. The actual exercise prices per unit are $2.006173 and $3.086420, respectively, but have been rounded to two decimal places for disclosure purposes.

** Calulated pursuant to Rule 457(h), based on the average of the high and low prices of the common stock as reported on the NASDAQ Stock Market, Inc. National Market on May 16, 1995.

                                  PART II

              INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The registrant incorporates herein by reference the following documents filed with the Securities and Exchange
Commission (the "Commission");

          (a) The registrant's last annual report filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of
1934, as amended (the "Exchange Act");

          (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referenced to in (a) above; and

          (c) The description of the registrant's common stock contained in its registration statement filed under the Exchange
Act, and any amendment or report filed for the purpose of updating such description.

          All reports hereafter filed by the registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all of the shares of the registrant's common stock covered by this registration statement have been sold or which deregisters all such shares then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          None.

Item 6.   Indemnification of Directors and Officers.

          Section 1031 of the Oklahoma General Corporation Act, under which act the registrant is incorporated, authorizes the indemnification of officers and directors in certain circumstances. Section 8.3 of the bylaws of the registrant provide indemnification of directors, officers and agents to the extent permitted by the Oklahoma General Corporation Act. These provisions may be sufficiently broad to indemnify such persons for liabilities under the Securities Act of 1933. In addition, the registrant maintains insurance policies which insure its officers and directors against certain liabilities.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

 4.1 Certificate of Incorporation of the Registrant, and amendments thereto, has been previously filed as
          Exhibit 3(a) to Form 10-K for the fiscal year ended
          December 31, 1991, and such certificate is incorporated herein by reference.

 4.2 Certificate of Amendment of Certificate of Incorporation of the Registrant as filed with the Oklahoma Secretary of State on May 18, 1993, has been previously filed as Exhibit 3(b) to Form 10-K for the fiscal year ended December 31, 1993, and such certificate is incorporated herein by reference.

 4.3 Certificate of Designation of Series A Junior Participating Preferred Stock of the Registrant as filed with the Oklahoma Secretary of State on December 15, 1994, has been previously filed as Exhibit 4.1 to Form 8-K dated December 15, 1994, and such certificate is incorporated herein by reference.

 4.4 Restated Bylaws of the Registrant, effective November 1, 1987, have been previously filed as Exhibit 3(d) to Form 10-K for the fiscal year ended December 31, 1994, and such bylaws are incorporated herein by reference.

 4.5 Share Rights Agreement by and between the Registrant and Liberty Bank and Trust Company of Oklahoma City, N.A. dated December 15, 1994, has been previously filed as Exhibit 4.2 to Form 8-K dated December 15, 1994, and such agreement is incorporated herein by reference.

 5        Opinion of McAfee & Taft A Professional Corporation.

23.1      Consent of Ernst & Young LLP, Independent Auditors.

23.2 Consent of Coopers & Lybrand L.L.P., Independent Audi-tors.

23.3      Consent of McAfee & Taft A Professional Corporation
          (included in Exhibit 5).

99.1      Form of American Natural Energy Corporation Stock
          Option Agreement.

99.2      Form of Alexander Energy Corporation Post-Merger Stock
          Option Agreement.

99.3      Form of Alexander Energy Corporation 1993 Restricted
          Stock Award Plan.

99.4      Form of Alexander Energy Corporation 1993 Restricted
          Stock Award Plan Agreement.

Item 9.   Undertakings.

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)  To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii)  To include any material information with re-

spect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-ef-fective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the of-fering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefor, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such in-demnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting of requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 9th day of May, 1995.

                                ALEXANDER ENERGY CORPORATION


                                By    Bob G. Alexander
                                  Bob G. Alexander, President
                                  and Chief Executive Officer


          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 9, 1995.

Signature                                      Title

  Bob G. Alexander                   President, Chief Executive
Bob G. Alexander                     Officer and Director

  Jim L. David                       Executive Vice President and
Jim L. David                         Director

  David E. Grose                     Vice President, Treasurer,
David E. Grose                       Chief Financial Officer and
                                     Director

  Roger G. Alexander                 Vice Preident (Land) and
Roger G. Alexander                   Director

  Larry L. Terry                     Vice President (Corporate
Larry L. Terry                       Development) and Director

  Brian F. Egolf                     Director
Brian F. Egolf

  Robert A. West                     Director
Robert A. West

                             INDEX TO EXHIBITS

Exhibit
  No.

 5        -    Opinion of McAfee & Taft A Professional
               Corporation

23.1      -    Consent of Ernst & Young LLP, Independent
               Auditors

23.2      -    Consent of Coopers & Lybrand L.L.P., Independent
               Auditors

99.1      -    Form of American Natural Energy Corporation
               Stock Option Agreement

99.2      -    Form of Alexander Energy Corporation Post-Merger
               Stock Option Agreement

99.3      -    Form of Alexander Energy Corporation 1993 Restricted
               Stock Award Plan

99.4      -    Form of Alexander Energy Corporation 1993 Restricted
               Stock Award Plan Agreement